Exhibit 1.1

October 5, 2016

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

as Managers of the several underwriters named in Schedule II hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

                  Incorporated

One Bryant Park

New York, New York 10036

c/o Mizuho Securities USA Inc.

320 Park Avenue 12th Floor

New York, New York 10022

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Spectra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), (i) $600,000,000 aggregate principal amount of its 3.375% Senior Notes due 2026 (the “2026 Notes”), to be issued under an indenture dated as of June 9, 2011 (the “Base Indenture”), between the Partnership and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by (a) the Third Supplemental Indenture, dated as of June 30, 2014 (the “Third Supplemental Indenture”), and (b) the Fifth Supplemental Indenture, to be dated as of October 17, 2016 (the “Fifth Supplemental Indenture”), and (ii) $200,000,000 aggregate principal amount of its 4.50% Senior Notes due 2045 (such $200,000,000 aggregate principal amount, the “2045 Notes” and, together with the 2026 Notes, the “Notes”), to be issued under the Base Indenture, as supplemented by (a) the Third Supplemental Indenture and (b) the Fourth Supplemental Indenture, dated as of March 12, 2015 (the “Fourth Supplemental Indenture” and, together with the Third Supplemental Indenture and the Fifth Supplemental Indenture, the “Supplemental Indentures”). The Supplemental Indentures, together with the Base Indenture, are hereinafter referred to as the “Indenture.” If the firm or firms listed in Schedule II hereto include only the Managers, then the term “Underwriters” as used herein shall be deemed to refer to such firms.

The Partnership has previously issued $500,000,000 aggregate principal amount of 4.50% Senior Notes due 2045 (such $500,000,000 aggregate principal amount, the “Existing 2045 Notes”) under the Indenture. The 2045 Notes constitute an additional issuance of 4.50% Senior Notes due 2045 under the Indenture. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, the 2045 Notes will have terms identical to the Existing 2045 Notes and will be treated as a single series of debt securities for all purposes under the Indenture.

The Partnership, Spectra Energy Partners GP, LLC, a Delaware limited liability company (“GP LLC”), and Spectra Energy Partners (DE) GP, LP, a Delaware limited partnership (the “General Partner”), are hereinafter collectively referred to as the “Partnership Parties.” The Partnership Parties, each of the entities identified on Exhibit A attached hereto and all other Partnership subsidiaries are herein collectively referred to as the “Partnership Entities.” Spectra Energy Corp, a Delaware corporation (“SE”), and its subsidiaries, other than the Partnership Entities, are hereinafter referred to as the “Spectra Entities.”

1. Representations and Warranties. The Partnership Parties, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a) Registration Statement / Prospectus. A registration statement on Form S-3 relating to the Notes (File No. 333-197967) (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Managers. As used in this Agreement:

(i) “Effective Date” means any date as of which any part of such registration statement relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(ii) “Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Notes;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Notes included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Notes;

(v) “Pricing Disclosure Package” means, as of the Execution Time, the most recent Preliminary Prospectus, together with (A) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Execution Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations, and (B) the Additional Pricing Disclosure Package Information identified in Schedule I;

(vi) “Prospectus” means the final prospectus relating to the Notes, including any prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means the registration statement on Form S-3 (File No. 333-197967), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement and including the information (if any) deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A, Rule 430B and Rule 430C of the Rules and Regulations.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. As used herein, the term “Incorporated Documents” means the documents that at the time are incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the Partnership Parties’ knowledge, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) Form of Documents. The Registration Statement conformed and will conform in all material respects on each Effective Date and on the Closing Date (as defined herein), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the

Rules and Regulations and on the Closing Date to the requirements of the Securities Act and the Rules and Regulations. The Incorporated Documents conformed and will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(c) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of its most recent Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Managers by or on behalf of any Underwriter specifically for inclusion therein.

(d) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Managers by or on behalf of any Underwriter specifically for inclusion therein.

(e) Incorporated Documents. The Incorporated Documents filed prior to the Execution Time, when filed with the Commission, did not, and any Incorporated Documents filed after the Execution Time, when filed with the Commission, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Execution Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Managers by or on behalf of any Underwriter specifically for inclusion therein.

(g) No Material Misstatements or Omissions in each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Execution Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Managers by or on behalf of any Underwriter specifically for inclusion therein.

(h) Form of Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Managers. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Notes will not be required to be filed pursuant to the Rules and Regulations.

(i) Automatic Shelf Registration Statement. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Notes in reliance on the exemption provided by Rule 163 of the Rules and Regulations, the Partnership was a “well known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the Closing Date. The Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to use of the automatic shelf registration statement form. The Partnership has paid or shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations. At the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) with respect to the offering of the Notes as contemplated hereby, the Partnership was not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(j) Formation and Qualification. Each of the Partnership Entities has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to own or lease and to operate its properties currently owned or leased and to conduct its business as currently conducted, in each case as described in the Pricing Disclosure Package. Each of the Partnership Entities is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k) Power and Authority to Act as General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Pricing Disclosure Package. GP LLC has full power and authority to act as general partner of the General Partner in all material respects as described in the Pricing Disclosure Package.

(l) Ownership of Partnership Entities. All of the equity interests of each of the Partnership Entities are owned as set forth on Exhibit B hereto; all of such equity interests are duly authorized and validly issued in accordance with the limited partnership or limited liability company agreements or bylaws of each such Partnership Entity (the “Organizational Agreements”), and, except in the case of general partner interests and the equity interests of entities organized under the laws of jurisdictions outside of the United States, are fully paid (to the extent required by the applicable Organizational Agreements) and nonassessable (except as such nonassessability may be affected, as applicable, by (i) Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), (ii) Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (iii) Sections 306 and 620 of the Tennessee Revised Limited Liability Company Act, (iv) Section 13.1-1035 of the Virginia Limited Liability Company Act, (v) Sections 4-32-601 and 4-32-604 of the Arkansas Small Business Entity Tax Pass Through Act, (vi) Sections 2030 and 2040 of the Oklahoma Limited Liability Company Act or (vii) the Organizational Agreements listed on Exhibit C hereto); and, such equity interests are owned as set forth on Exhibit B free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability as described in the Pricing Disclosure Package).

(m) No Other Subsidiaries. Except as described in the Pricing Disclosure Package, none of the Partnership Entities own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n) No Preemptive Rights, Options or Registration Rights. Except as identified in the Pricing Disclosure Package or as provided for in the Organizational Agreements or the certificate of formation or conversion, certificate or articles of incorporation or other constituent document (collectively, the “Organizational Documents”)of any of the Partnership Entities, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Pricing Disclosure Package, neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership.

(o) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Notes, in accordance with and upon the terms and conditions set forth in this Agreement, the partnership agreement of the Partnership (the “Partnership Agreement”), the Registration Statement and the Pricing Disclosure Package. All partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their members or partners for the authorization, issuance, sale and delivery of the Notes and the consummation of the transactions contemplated by this Agreement and the Indenture shall have been validly taken.

(p) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(q) Authorization and Enforceability of the Base Indenture and the Supplemental Indentures. The execution and delivery of, and the performance by the Partnership of its obligations under, the Base Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture have been duly and validly authorized by the Partnership and, assuming due authorization, execution and delivery thereof by the Trustee, the Base Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture have been duly executed and delivered by the parties thereto and constitute valid and legally binding agreements of the Partnership, enforceable against the Partnership in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); the execution and delivery of, and the performance by the Partnership of its obligations under, the Fifth Supplemental Indenture have been duly and validly authorized by the Partnership and, assuming due authorization, execution and delivery thereof by the Trustee, when duly executed and delivered by the Partnership, will constitute a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(r) Valid Issuance of the Notes. The Notes have been duly authorized and, when delivered to and paid for by the Underwriters, will have been duly executed by the Partnership in accordance with the provisions of the Indenture. The Notes, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price for the Notes as provided in this Agreement, will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms and the terms of the Indenture, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(s) Enforceability of Organizational Agreements. The Organizational Agreements have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided that, the enforceability of the agreements described in this Section 1(s) may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity

(regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(t) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Notes and the application of the net proceeds therefrom as set forth in the description under “Use of Proceeds” in the Prospectus or (ii) the execution, delivery and performance of this Agreement or the Indenture by the Partnership Parties that are parties thereto, or (iii) the consummation of a transaction contemplated by this Agreement or the Indenture (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement.

(u) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Notes and the application of the net proceeds therefrom as set forth in the description under “Use of Proceeds” in the Prospectus, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of the transactions contemplated by this Agreement, except for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and blue sky laws of any jurisdiction.

(v) No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of clauses (ii) or (iii) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement.

(w) Conformity of the Indenture and the Notes to Description. The Indenture conforms, and the Notes, when issued and delivered in accordance with the terms of the

Indenture and this Agreement against payment therefor as provided therein and herein, will conform, in all material respects to the description thereof contained in the Pricing Disclosure Package.

(x) No Labor Dispute. No labor problem or dispute with the Partnership Entities’ employees or with the Spectra Entities’ employees who are engaged in the business of the Partnership exists, or to the knowledge of the Partnership Parties are imminent or threatened, that would reasonably be expected to have a Material Adverse Effect.

(y) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis shown therein as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected historical financial and operating information included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Pricing Disclosure Package (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which such information has been derived.

(z) Independent Public Accountants. Deloitte & Touche LLP, who has audited the audited financial statements of the Partnership included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package and delivered its reports with respect to such audited financial statements included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(aa) Litigation. Except as described in the Pricing Disclosure Package, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Notes, or (C) in any manner draw into question the validity of this Agreement.

(bb) Title to Properties. The Partnership Entities have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package as owned by the Partnership Entities, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Pricing Disclosure Package or (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Disclosure Package; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Pricing Disclosure Package and are proposed to be used in the future as described in the Pricing Disclosure Package.

(cc) Rights-of-Way. The Partnership Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Pricing Disclosure Package, except for (i) qualifications, reservations and encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Pricing Disclosure Package, the Partnership Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Pricing Disclosure Package, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(dd) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Notes.

(ee) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(ff) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance relating to the properties, operations, personnel and business of the Partnership Entities in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. None of the Partnership Entities have any reason to believe that they will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(gg) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Pricing Disclosure Package or arising under the $2.5 billion credit agreement of the Partnership, as borrower, or the $400 million credit agreement of the Partnership, as borrower.

(hh) Possession of Licenses and Permits. The Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business, except where the failure to so possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(ii) Environmental Laws. Each of the Partnership Entities (i) is in compliance with all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Partnership Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(jj) ERISA. Each Partnership Entity is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(kk) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.

(ll) Investment Company. None of the Partnership Entities is nor, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package, will any of the Partnership Entities be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(mm) Books and Records. Each Partnership Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn) Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual report filed with the Commission; and (iii) are effective in achieving reasonable assurances that the Partnership’s desired control objectives as described in Item 9A of the Partnership’s Annual Report on Form 10-K for the period ended December 31, 2015 (the “2015 Annual Report”) have been met.

(oo) No Deficiency in Internal Controls. Based on the evaluation of its internal controls and procedures conducted in connection with the preparation and filing of the 2015 Annual Report, the Partnership is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls over financial reporting.

(pp) No Changes in Internal Controls. Since the date of the most recent evaluation of the disclosure controls and procedures described in Section 1(nn) hereof, there have been no significant changes in the Partnership’s internal controls that materially affected or are reasonably likely to materially affect the Partnership’s internal controls over financial reporting.

(qq) XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(rr) Market Stabilization. None of the Partnership Entities has taken, nor will any of them take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Notes.

(ss) Statistical Data. Any statistical and market-related data included in the Pricing Disclosure Package are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(tt) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of (i) the Closing Date or any settlement date and (ii) completion of the distribution of the Notes, will distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus, any free writing prospectus to which the Managers have consented in accordance with this Agreement, and any other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(uu) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership and its subsidiaries, taken as a whole, from that set forth in the Pricing Disclosure Package.

(vv) No Unlawful Payments. No Partnership Entity nor, to the knowledge of the Partnership Parties, any director, officer, employee, affiliate, agent or representative of any Partnership Entity, has, since December 31, 2011, (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Entities have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ww) Compliance with Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(xx) No Conflicts with Sanctions Laws. No Partnership Entity nor, to the knowledge of the Partnership Parties, any director, officer, employee, affiliate, agent or representative of any Partnership Entity, is currently the subject of, or aware of being a target for, any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the Partnership Entities located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Partnership Entities will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Managers or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.

2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions herein, the Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, agrees, severally and not jointly, to purchase from the Partnership (a) the principal amount of the 2026 Notes set forth opposite such Underwriter’s name on Schedule II hereto at a purchase price equal to 99.215% of the principal amount thereof, plus accrued interest, if any, from October 17, 2016 and (b) the principal amount of the 2045 Notes set forth opposite such Underwriter’s name on Schedule II hereto at a purchase price equal to 99.788% of the principal amount thereof, plus accrued interest from September 15, 2016.

3. Payment and Delivery. Payment for the Notes shall be made to the Partnership in Federal or other funds immediately available in New York City on the closing date and time set forth on Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.” Delivery of the Notes shall be made to the Managers for the respective accounts of the several Underwriters against payment by the several Underwriters through the Managers of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership to the Managers against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing each series of the Notes.

The Notes shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Notes to the Underwriters duly paid, against payment of the purchase price therefor.

4. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities, taken as a whole, from that set forth in the Pricing Disclosure Package as of Execution Time that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package.

(b) Subsequent to the execution and delivery of this Agreement, if any debt securities of the Partnership Parties are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred, and no notice shall have been given of any intended or potential downgrading in the rating accorded such debt securities (including the Notes) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities (including the Notes) of any of the Partnership Parties.

(c) The Partnership and the Trustee shall have executed and delivered the Indenture and the Partnership shall have executed and delivered the Notes.

(d) The Underwriters shall have received on the Closing Date a certificate of the Partnership, signed on behalf of the Partnership by the Vice President and Treasurer of GP LLC, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Notes, and this Agreement and that:

(i) the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus.

(e) The Underwriters shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, outside counsel for the Partnership, dated the Closing Date, in form and substance reasonably satisfactory to the Managers, substantially in the form previously delivered to the Managers.

(f) The Underwriters shall have received on the Closing Date an opinion of Reginald D. Hedgebeth, Esq., general counsel for SE, dated the Closing Date, in form and substance reasonably satisfactory to the Managers, substantially in the form previously delivered to the Managers.

(g) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Managers, with respect to the issuance and sale of the Notes, the Registration Statement, the Pricing Disclosure Package and the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut off date” not earlier than the date hereof.

5. Covenants of the Partnership Parties. Each of the Partnership Parties, jointly and severally, covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 5(e) or 5(f) below, as many copies of the most recent Preliminary Prospectus, the Prospectus, any Incorporated Documents and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, any Preliminary Prospectus or the Prospectus, or filing a new, replacement registration statement, to furnish to you a copy of each such proposed amendment, supplement or registration statement and not to file any such proposed amendment, supplement or registration statement to which you reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Pricing Disclosure Package is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Pricing Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Pricing Disclosure Package is delivered to a prospective purchaser, be misleading or so that the Pricing Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Pricing Disclosure Package, as amended or supplemented, will comply with applicable law.

(f) If, at any time prior to completion of the distribution of the Notes, the Partnership receives from the Commission a notice pursuant to Rule 401(g)(2) of the Rules and Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, to promptly notify the Underwriters thereof.

(g) If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Rules and Regulations) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Rules and Regulations) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus or to file a new, replacement registration statement to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Rules and Regulations) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, or the registration statement will comply with applicable law.

(h) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

(i) To make generally available to the Partnership’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the purchase and sale of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Notes (within the time required by Rule 456(b)(1) of the Rules and Regulations, if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the purchase and sale of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 5(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Notes by the Financial Industry Regulatory Authority, (v) the cost of printing certificates representing the Notes, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with any road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with any road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 5, Section 7 entitled “Indemnity and Contribution” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

(k) During the period from the date hereof through and including Closing Date, the Partnership will not, without the prior written consent of the Managers, offer, sell, contract to sell or otherwise dispose of any debt securities issued by the Partnership Parties.

6. Covenants of the Underwriters. Each Underwriter severally covenants with the Partnership not to take any action that would result in the Partnership’s being required to file with the Commission under Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter

7. Indemnity and Contribution. (a) Each of the Partnership Parties agrees, jointly and severally, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 of the Rules and Regulations and each agent of any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus as defined in Rule 433(h) of the Rules and Regulations, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Partnership Parties and each of their directors, each of their officers who sign the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership Parties to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 7(a), and by the Partnership, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include an admission of guilt.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Partnership Parties and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Notes set forth in the Prospectus. The relative fault of the Partnership Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Notes they have purchased hereunder, and not joint.

(e) The Partnership Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Partnership Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate or agent of any Underwriter or by or on behalf of the Partnership Parties, each of their officers or directors or any person controlling the Partnership Parties and (iii) acceptance of and payment for any of the Notes.

8. Termination. The Underwriters may terminate this Agreement by notice given by you to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase and pay for any of the Notes that it has or they have agreed to purchase hereunder on such date, the other Underwriters shall be obligated severally, in the proportions that the principal amount of the Notes set forth opposite their respective names in Schedule II bears to the aggregate principal amount of the Notes set forth opposite the names of all such non defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one ninth of such principal amount of Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the principal amount of Notes with respect to which such default occurs is more than one tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to you and the Partnership for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Underwriter or the Partnership. In any such case either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Pricing Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Underwriters (other than as a result of the events described in Section 8(i), Section 8(iii), Section 8(iv), Section 8(v) or Section 9), or any of them, because of any failure or refusal on the part of the Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership shall be unable to perform its obligations under this Agreement, the Partnership will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Partnership and the Underwriters with respect to the preparation of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Notes.

11. No Fiduciary Duty. The Partnership acknowledges that in connection with the offering of the Notes: (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Partnership or any other person, (b) the Underwriters owe the Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (c) the Underwriters may have interests that differ from those of the Partnership and (d) any review by the Underwriters of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Partnership. The Partnership waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telefaxed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd floor, Facsimile: (212) 834-6081, Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York, 10020, Attention: High Grade Transaction Management/Legal, Facsimile: (646) 855-5958, Mizuho Securities USA Inc., 320 Park Avenue - 12th Floor, New York, NY 10022, Attn: Debt Capital Markets, Fax: 1-212-205-7812 and Morgan Stanley & Co. LLC, 1585 Broadway - 29th Floor, New York, NY 10036, Attn: Investment Banking Division, Facsimile: (212) 507-8999; or, if sent to any of the Partnership Entities, will be mailed, delivered or telefaxed Partnership Entities, will be mailed, delivered or telefaxed to Spectra Energy Partners, 5400 Westheimer Court, Houston, Texas 77056, Attention: Christopher K. Agbe-Davies, Facsimile: (713) 989-3190.

Very truly yours,

Spectra Energy Partners, LP

By:	Spectra Energy Partners (DE) GP, LP
its general partner

By:	Spectra Energy Partners GP, LLC
its general partner

By:	/s/ Laura J. Buss Sayavedra
Name:	Laura J. Buss Sayavedra
Title:	Vice President and Treasurer

Spectra Energy Partners GP, LLC

By:	/s/ Laura J. Buss Sayavedra
Name:	Laura J. Buss Sayavedra
Title:	Vice President and Treasurer

Spectra Energy Partners (DE) GP, LP

By:	Spectra Energy Partners GP, LLC
its general partner

By:	/s/ Laura J. Buss Sayavedra
Name:	Laura J. Buss Sayavedra
Title:	Vice President and Treasurer

Signature Page to Underwriting Agreement

Accepted as of the date hereof

J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Mizuho Securities USA Inc.
Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Kevin Wehler
	Name:	Kevin Wehler
	Title:	Managing Director

By:	Mizuho Securities USA Inc.

By:	/s/ Steven B. Fitzpatrick
	Name:	Steven B. Fitzpatrick
	Title:	Managing Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

Signature Page to Underwriting Agreement

SCHEDULE I

Filed Pursuant to Rule 433

Registration No. 333-197967

October 5, 2016

Spectra Energy Partners, LP

Pricing Term Sheet

$600,000,000 3.375% Notes due 2026

$200,000,000 4.50% Notes due 2045

Issuer:	Spectra Energy Partners, LP

Security Type:	Senior Unsecured Notes

Pricing Date:	October 5, 2016

Settlement Date: (T+7)*	October 17, 2016

	3.375% Notes due 2026	4.50% Notes due 2045

Maturity Date:	October 15, 2026	March 15, 2045

Principal Amount:	$600,000,000	$200,000,000

Benchmark:	1.50% due August 15, 2026	2.50% due May 15, 2046

Benchmark Price / Yield:	98-00 / 1.721%	101-09+ / 2.438%

Spread to Benchmark:	+ 167 bps	+ 202 bps

Yield to Maturity:	3.391%	4.458%

Coupon:	3.375%	4.50%

Public Offering Price:	99.865%	100.663%, plus an aggregate amount of $800,000, consisting of the pre-issuance accrued and unpaid interest from September 15, 2016 (if settlement occurs on October 17, 2016)

Interest Payment Dates:	April 15 and October 15, commencing April 15, 2017	March 15 and September 15, with the next interest payment date being March 15, 2017

Make-whole Premium:	+ 25 bps	+ 25 bps

CUSIP / ISIN:	84756N AH2 / US84756NAH26	84756N AG4 / US84756NAG43

Denominations:	$2,000 x $1,000

I-1

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith                      Incorporated

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

Deutsche Bank Securities Inc.

MUFG Securities Americas Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

Wells Fargo Securities, LLC

Co-Managers:	Barclays Capital Inc. Drexel Hamilton, LLC Goldman, Sachs & Co.

*	We expect delivery of the notes will be made against payment therefor on or about October 17, 2016, which is the seventh business day following the date of pricing of the notes (such settlement being referred to as “T+7”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date hereof or the succeeding three business days will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling J.P. Morgan Securities LLC at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Mizuho Securities USA Inc. at 1-866-271-7403 or Morgan Stanley & Co. LLC at 1-866-718-1649.

I-2

SCHEDULE II

Underwriter	Principal Amount of 2026 Notes to be Purchased	Principal Amount of 2045 Notes to be Purchased
J.P. Morgan Securities LLC	$81,000,000	$27,000,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$81,000,000	$27,000,000
Mizuho Securities USA Inc.	$81,000,000	$27,000,000
Morgan Stanley & Co. LLC	$81,000,000	$27,000,000
Deutsche Bank Securities Inc.	$45,600,000	$15,200,000
MUFG Securities Americas Inc.	$45,600,000	$15,200,000
SMBC Nikko Securities America, Inc.	$45,600,000	$15,200,000
SunTrust Robinson Humphrey, Inc.	$45,600,000	$15,200,000
Wells Fargo Securities, LLC	$45,600,000	$15,200,000
Barclays Capital Inc.	$16,000,000	$5,334,000
Drexel Hamilton, LLC	$16,000,000	$5,333,000
Goldman, Sachs & Co.	$16,000,000	$5,333,000
Total	$600,000,000	$200,000,000

II-1

EXHIBIT A

Jurisdiction of Organization

Entity	Jurisdiction of Organization
3268126 Nova Scotia Company	Nova Scotia
Algonquin Gas Transmission, LLC	Delaware
Big Sandy Pipeline, LLC	Delaware
Brazoria Interconnector Gas Pipeline LLC	Delaware
Copiah Storage, LLC	Delaware
East Tennessee Natural Gas, LLC	Tennessee
Egan Hub Storage, LLC	Delaware
Express Holdings (Canada) Limited Partnership	Manitoba
Express Holdings (USA), LLC	Delaware
Express Pipeline Limited Partnership	Alberta
Express Pipeline LLC	Delaware
Express Pipeline Ltd.	Canada
Gulfstream Management & Operating Services, L.L.C.	Delaware
Gulfstream Natural Gas System, L.L.C.	Delaware
Highland Pipeline Leasing, LLC	Delaware
Islander East Pipeline Company, L.L.C.	Delaware
M&N Management Company, LLC	Delaware
M&N Operating Company, LLC	Delaware
Maritimes & Northeast Pipeline, L.L.C.	Delaware
Market Hub Partners Holding, LLC	Delaware
Moss Bluff Hub, LLC	Delaware
NEXUS Gas Transmission, LLC	Delaware
Ozark Gas Gathering, L.L.C.	Oklahoma
Ozark Gas Transmission, L.L.C.	Oklahoma
Platte Pipe Line Company, LLC	Delaware
Port Barre Investments, LLC (d/b/a Bobcat Gas Storage)	Delaware
Sabal Trail Management, LLC	Delaware
Sabal Trail Transmission, LLC	Delaware
Saltville Gas Storage Company L.L.C.	Virginia
SESH Capital, LLC	Delaware
SESH Sub Inc.	Delaware
Southeast Supply Header, LLC	Delaware
Spectra Algonquin Holdings, LLC	Delaware
Spectra Algonquin Management, LLC	Delaware

A-1

Entity	Jurisdiction of Organization
Spectra Energy Administrative Services, LLC	Delaware
Spectra Energy Aerial Patrol, LLC	Delaware
Spectra Energy County Line, LLC	Delaware
Spectra Energy Express (Canada) Holding, ULC	Nova Scotia
Spectra Energy Express (US) Restructure Co., ULC	Nova Scotia
Spectra Energy Islander East Pipeline Company, L.L.C.	Delaware
Spectra Energy NEXUS Management, LLC	Delaware
Spectra Energy Partners Atlantic Region NewCo, LLC	Delaware
Spectra Energy Partners Canada Holding, S.à r.l.	Luxembourg
Spectra Energy Partners Finance S.à r.l.	Luxembourg
Spectra Energy Partners (DE) GP, LP	Delaware
Spectra Energy Partners GP, LLC	Delaware
Spectra Energy Partners, LP	Delaware
Spectra Energy Partners Sabal Trail Transmission, LLC	Delaware
Spectra Energy Southeast Services, LLC	Delaware
Spectra Energy Transmission II, LLC	Delaware
Spectra Energy Transmission Resources, LLC	Delaware
Spectra Energy Transmission Services, LLC	Delaware
Spectra NEXUS Gas Transmission, LLC	Delaware
Steckman Ridge GP, LLC	Delaware
Steckman Ridge, LP	Delaware
Texas Eastern Communications, LLC	Delaware
Texas Eastern Terminal Co, LLC	Delaware
Texas Eastern Transmission, LP	Delaware
Westcoast Energy (U.S.) LLC	Delaware

A-2

EXHIBIT B

OWNERSHIP OF PARTNERSHIP ENTITIES

Partnership Entity:	Equity owned by:

3268126 Nova Scotia Company	• 100% of membership interests owned by Spectra Energy Express (Canada) Holding, ULC

Algonquin Gas Transmission, LLC	• 100% of Class A membership interests owned by Spectra Algonquin Holdings, LLC • 40% of Class B membership interests owned by Spectra Algonquin Holdings, LLC

Big Sandy Pipeline, LLC	• 100% of membership interests owned by the Partnership

Brazoria Interconnector Gas Pipeline LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Copiah Storage, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

East Tennessee Natural Gas, LLC	• 100% of membership interests owned by the Partnership

Egan Hub Storage, LLC	• 100% of membership interests owned by Market Hub Partners Holding, LLC

Express Holdings (Canada) Limited Partnership	• 100% limited partner interest owned by Spectra Energy Express (Canada) Holding, ULC • General partner interest owned by 3268126 Nova Scotia Company

Express Holdings (USA), LLC	• 100% of membership interests owned by the Partnership

Express Pipeline Limited Partnership	• 99.9% limited partner interest owned by Express Holdings (Canada) Limited Partnership • 0.1% general partner interest owned by Express Pipeline Ltd.

Express Pipeline LLC	• 100% of membership interests owned by Express Holdings (USA), LLC

Express Pipeline Ltd.	• 100% interest owned by 3268126 Nova Scotia Company

Gulfstream Management & Operating Services, L.L.C.	• 50.0% of membership interests owned by Spectra Energy Transmission II, LLC

Gulfstream Natural Gas System, L.L.C.	• 50.0% of membership interests owned by the Partnership

Highland Pipeline Leasing, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Islander East Pipeline Company, L.L.C.	• 50.0% of membership interests owned by Spectra Energy Islander East Pipeline Company, LLC

M&N Management Company, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

M&N Operating Company, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Partnership Entity:	Equity owned by:

Maritimes & Northeast Pipeline, L.L.C.	• 38.76% of membership interests owned by Westcoast Energy (U.S.) LLC • 38.77% of membership interests owned by M&N Management Company, LLC

Market Hub Partners Holding, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Moss Bluff Hub, LLC	• 100% of membership interests owned by Market Hub Partners Holding, LLC

NEXUS Gas Transmission, LLC	• 50% of membership interests owned by Spectra NEXUS Gas Transmission, LLC

Ozark Gas Gathering, L.L.C.	• 100% of membership interests owned by the Partnership

Ozark Gas Transmission, L.L.C.	• 100% of membership interests owned by the Partnership

Platte Pipe Line Company, LLC	• 100% of membership interests owned by Express Holdings (USA), LLC

Port Barre Investments, LLC (d/b/a Bobcat Gas Storage)	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Sabal Trail Management, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Sabal Trail Transmission, LLC	• 59.5% of membership interests owned by Spectra Energy Partners Sabal Trail Transmission, LLC

Saltville Gas Storage Company L.L.C.	• 100% of membership interests owned by the Partnership

SESH Capital, LLC	• 1.0% of membership interests owned by SESH Sub Inc. • 99.0% of membership interests owned by Southeast Supply Header, LLC

SESH Sub Inc.	• 100% of common stock owned by Southeast Supply Header, LLC

Southeast Supply Header, LLC	• 50% of membership interests owned by the Partnership

Spectra Algonquin Holdings, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Spectra Algonquin Management, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Spectra Energy Administrative Services, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Spectra Energy Aerial Patrol, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Spectra Energy County Line, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Spectra Energy Express (Canada) Holding, ULC	• 100% of membership interests owned by Spectra Energy Partners Canada Holding, S.à r.l.

Partnership Entity:	Equity owned by:

Spectra Energy Express (US) Restructure Co. ULC	• 100% of membership interests owned by Express Holdings (USA), LLC

Spectra Energy Islander East Pipeline Company, L.L.C.	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Spectra Energy NEXUS Management, LLC	• 100% of membership interests owned by the Spectra Energy Transmission II, LLC

Spectra Energy Partners Atlantic Region NewCo, LLC	• 100% of membership interests owned by the Partnership

Spectra Energy Partners Canada Holding, S.à r.l.	• 100% of membership interests owned by the Partnership

Spectra Energy Partners Finance S.à r.l.	• 100% of membership interests owned by the Partnership

Spectra Energy Partners (DE) GP, LP	• 1% general partner interest owned by GP LLC • 99% limited partner interest owned by Spectra Energy Southeast Pipeline Corporation

Spectra Energy Partners GP, LLC	• 100% of membership interests owned by Spectra Energy Southeast Pipeline Corporation

Spectra Energy Partners, LP

•    2% general partner interest owned by the General Partner represented by 6,244,082 General Partner Units

•    All Incentive Distribution Rights owned by the General Partner

•    55.3% limited partner interest owned by Spectra Energy Transmission, LLC, represented by 169,395,085 Common Units

•    2.8% limited partner interest owned by Spectra Energy Southeast Supply Header, LLC represented by 8,701,329 Common Units

•    0.7% limited partner interest owned by Spectra Energy Sabal Trail Transmission, LLC represented by 2,175,649 Common Units

•    16.5% limited partner interest owned by the General Partner represented by 50,217,799 Common Units

•    24.7% limited partner interest owned by public unitholders, represented by 75,586,202 Common Units

Spectra Energy Partners Sabal Trail Transmission, LLC	• 100% of membership interests owned by the Partnership

Spectra Energy Southeast Services, LLC	• 100% of membership interests owned by Texas Eastern Transmission, LP

Spectra Energy Transmission II, LLC	• 100% of membership interests owned by the Partnership

Spectra Energy Transmission Resources, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Spectra Energy Transmission Services, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Spectra NEXUS Gas Transmission, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Partnership Entity:	Equity owned by:

Steckman Ridge GP, LLC	• 50.0% of membership interests owned by Spectra Energy Transmission Services, LLC

Steckman Ridge, LP	• 49.5% limited partner interest owned by Spectra Energy Transmission Resources, LLC • 1% general partner interest owned by Steckman Ridge GP, LLC

Texas Eastern Communications, LLC	• 100% of membership interests owned by Texas Eastern Transmission, LP

Texas Eastern Terminal Co, LLC	• 100% of membership interests owned by Texas Eastern Transmission, LP

Texas Eastern Transmission, LP	• 99.0% limited partner interest owned by Spectra Energy Transmission Resources, LLC • 1.0% general partner interest owned by Spectra Energy Transmission Services, LLC

Westcoast Energy (U.S.) LLC	• 100% of membership interests owned by the Partnership

EXHIBIT C

Assessability of Equity Interests

Organizational Agreements of:
Algonquin Gas Transmission, LLC
Brazoria Interconnector Gas Pipeline LLC
Gulfstream Management & Operating Services, L.L.C.
Gulfstream Natural Gas System L.L.C.
Islander East Pipeline Company, LLC
NEXUS Gas Transmission, LLC
Maritimes & Northeast Pipeline, L.L.C.
Sabal Trail Transmission, LLC
Southeast Supply Header, LLC
Spectra Energy Partners (DE) GP, LP
Steckman Ridge GP, LLC
Steckman Ridge, LP

C-1